As Filed with the Securities and Exchange Commission on November 25, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GDS Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2/F, Tower 2, Youyou Century Place

428 South Yanggao Road

Pudong, Shanghai 200127

People’s Republic of China

+86-21-2033-0303

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2014 Equity Incentive Plan

2016 Equity Incentive Plan

(Full title of the Plan)

Law Debenture Corporate Service Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

+1-212-750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel Newman Chief Financial Officer 2/F, Tower 2, Youyou Century Place 428 South Yanggao Road Pudong, Shanghai 200127 People’s Republic of China +86-21-2033-0303	Daniel Fertig, Esq. Chris Lin, Esq. Simpson Thacher & Bartlett LLP c/o 35th Floor, ICBC Tower 3 Garden Road Central Hong Kong +852-2514-7600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A ordinary shares, par value US$0.00005 per share (2)
- GDS Holdings Limited 2014 Equity Incentive Plan	29,240,000 shares (3)	US$0.78 (4)	US$22,783,808	US$2,641
- GDS Holdings Limited 2016 Equity Incentive Plan	56,707,560 shares (5)	US$1.16 (6)	US$65,816,212	US$7,628
TOTAL	85,947,560 shares		US$88,600,020	US$10,269

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional Class A ordinary shares, par value US$0.00005 per share (the “Class A ordinary shares”) of GDS Holdings Limited (the “Company” or “Registrant”), which may be offered and issued under the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”) and 2016 Equity Incentive Plan (the “2016 Plan”) to prevent dilution from stock splits, stock dividends or similar transactions.

(2)          These Class A ordinary shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents eight Class A ordinary shares. ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-214177).

(3)          Represents Class A ordinary shares of the Registrant issuable pursuant to options outstanding under the 2014 Plan. Subject to certain adjustments as provided in the 2014 Plan, the number of Class A ordinary shares available for issuance under the 2014 Plan is equal to (a) the number of share options outstanding and (b) the number of options forfeited, unvested and treated as unissued for accounting purposes.

(4)          Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price of $0.78 per share represents the weighted average of the exercise prices for outstanding options under the 2014 Plan.

(5)          Represents Class A ordinary shares of the Registrant issuable pursuant to options outstanding under the 2016 Plan.

(6)          Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s ADSs as reported on the NASDAQ Global Market on November 21, 2016 divided by eight, the then Class A ordinary share-to-ADS ratio.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity incentive plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

a. The Registrant’s prospectus filed pursuant to Rule 424(b) filed with the Commission on November 2, 2016; and

b. The description of the Registrant’s Class A ordinary shares contained in its Registration Statement on Form 8-A (Registration No. 001-37925) filed with the Commission on October 20, 2016 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s Class A ordinary shares set forth in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-213951, as amended, originally filed with the Commission on October 4, 2016, including any amendments or reports filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities

Not applicable.

ITEM 5. Interests of Named Experts and Counsel

Not applicable.

ITEM 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. The Registrant’s articles of association provide that each officer or director of the Registrant shall be indemnified out of the assets of the Registrant against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of such person’s duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning the Registrant or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, the Registrant has entered, and intends to continue to enter into, indemnification agreements, substantially in the form filed as Exhibit 10.14 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-213951), as amended, originally filed with the Commission on October 4, 2016, with its directors and executive officers to indemnify such persons in connection with claims made by reason of their being such a director or executive officer.

ITEM 7. Exemption from Registration Claimed

Not applicable.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

ITEM 9. Undertakings

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on November 25, 2016.

GDS Holdings Limited

By:	/s/ William Wei Huang
	Name:	William Wei Huang
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint William Wei Huang and Daniel Newman, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ William Wei Huang	Chairman and Chief Executive Officer	November 25, 2016
William Wei Huang	(Principal Executive Officer)

/s/ Daniel Newman	Chief Financial Officer	November 25, 2016
Daniel Newman	(Principal Financial and Accounting Officer)

/s/ Sio Tat Hiang		November 25, 2016
Sio Tat Hiang	Vice-chairman

/s/ Erik Ho Ping Siao		November 25, 2016
Erik Ho Ping Siao	Independent Director

/s/ Peter Ping Hua		November 25, 2016
Peter Ping Hua	Director

/s/ Satoshi Okada		November 25, 2016
Satoshi Okada	Director

/s/ Bruno Lopez		November 25, 2016
Bruno Lopez	Director

/s/ Lee Choong Kwong		November 25, 2016
Lee Choong Kwong	Director

/s/ Lim Ah Doo		November 25, 2016
Lim Ah Doo	Independent Director

/s/ Bin Yu		November 25, 2016
Bin Yu	Independent Director

/s/ Zulkifli Baharudin		November 25, 2016
Zulkifli Baharudin	Independent Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of GDS Holdings Limited has signed this registration statement or amendment thereto in New York, New York on November 25, 2016.

By:	/s/ Giselle Manon
	Name:	Giselle Manon
	Title:	Service of Process Officer
Law Debenture Corporate Services, Inc.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1

Form of Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Registration Statement on Form F-1 (Registration No. 333-213951) filed with the Securities and Exchange Commission on October 19, 2016

5.1	Opinion of Conyers Dill & Pearman

10.1

GDS Holdings Limited 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.16 of the Registration Statement on Form F-1 (Registration No. 333-213951) filed with the Securities and Exchange Commission on October 4, 2016

10.2

GDS Holdings Limited 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.26 of the Registration Statement on Form F-1 (Registration No. 333-213951) filed with the Securities and Exchange Commission on October 4, 2016

23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.2	Consent of KPMG Huazhen LLP as to the financial information of GDS Holdings Limited

23.3	Consent of KPMG Huazhen LLP as to the financial information of EDC Holding Limited

24.1	Powers of Attorney (included on the signature page in Part II of this Registration Statement)